UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2018

EXP WORLD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-53300

Delaware	98-0681092
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

2219 Rimland Drive, Suite 301
Bellingham, WA 98226
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (360) 685-4206

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240. 12b-2).                   Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 7.01. Regulation FD Disclosure.

eXp World Holdings, Inc. (the “Company”) held its annual residential real estate broker conference (the “2018 EXPCON”) from October 22nd through 24th in New Orleans. EXPCON attendees include eXp Realty agents, brokers and staff as well as agents interested in learning more about eXp Realty. eXp Realty is a subsidiary of the Company.

At the 2018 EXPCON event, management of the Company presented overviews of the Company’s strategy and business as previously disclosed in the Company’s filings with the Securities and Exchange Commission. Management also disclosed that it has signed a letter of intent and are in discussions with VirBELA, LLC, (“VirBELA”) a technology service provider to the Company, regarding a potential acquisition of VirBELA’s core products and services and to bring its team and technology in-house under the Company. There can be no assurance that we will successfully complete the proposed acquisition of VirBELA, and even if we were to complete the acquisition, it may prove unsuccessful due to flawed expectations about VirBELA, if we fail to effectively execute a post-acquisition integration strategy, or for other reasons.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2018

EXP WORLD HOLDINGS, INC.

By:	/s/ Glenn Sanford
Glenn Sanford Chief Executive Officer